July 12, 2001



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:      Hibernia Corporation
         Current Report on Form 8-K
         Commission File No. 1-10294

Dear Sirs:

         Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K which is being furnished pursuant to Regulation FD.

         Pursuant to Section 13(a) of the Act, by copy hereof we are delivering to the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, one complete copy, including exhibits. Pursuant to General Instruction E to Form 8-K,the copy being delivered to the Exchange has been manually signed on behalf of the Company.

         Please call the undersigned at (504) 533-3299 if you have any questions concerning this filing.

                                   Very truly yours,

                                   /s/ Cathy E. Chessin

                                   Cathy E. Chessin
                                   Corporate Counsel and Secretary

CEC/mch
Enclosure

cc:      John Kiesel

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       July 12, 2001
                                                       -------------
                                                       July 12, 2001



                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




Louisiana                       1-10294                       72-0724532
(State or other               (Commission                   (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5333

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits. The exhibits listed below are furnished pursuant to Regulation FD as a part of this current report on Form 8-K.

Exhibit No.                Description

99.12            News Release issued by the Registrant
                 on July 12, 2001


Item 9.  Regulation FD Disclosure.

         On July 12, 2001, Hibernia Corporation issued a news release dated July 12, 2001 which is attached as an exhibit hereto and incorporated by reference into this item 9.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HIBERNIA CORPORATION
                                                (Registrant)


Date:  July 12, 2001                        By:  /s/ Cathy E. Chessin
                                                   Cathy E. Chessin
                                                   Corporate Counsel and
                                                   Secretary

                                 EXHIBIT INDEX

Exhibit No.                Description                       Page No.

99.12                    News Release Issued                    3
                         by the Registrant on
                         July 12, 2001

For IMMEDIATE Release
July 12, 2001

MEDIA INQUIRIES:                                INVESTOR INQUIRIES:
Jim Lestelle - Senior Vice President            Trisha Voltz--Vice President
and Manager, Corporate Communications           and Manager, Investor Relations
Office: (504) 533-5482;                         Office: (504) 533-2180;
Home: (504) 410-8826                            Home: (504) 779-1930
E-mail: jlestelle@hibernia.com                  E-mail: tvoltz@hibernia.com

-------------------------------------------------------------------------------
           Hibernia Reports Second-Quarter Net Income of $54.9 Million,
            EPS of $0.34; Up 10%; Asset Quality Continues to Improve
-------------------------------------------------------------------------------
      NEW ORLEANS - Hibernia Corporation today reported second-quarter net income of $54.9 million, up 10% from $50.0 million a year earlier. For the first half of 2001, net income rose 5% to $105.2 million from $100.1 million for the same period in 2000.
      Earnings per common share (EPS) were $0.34 and $0.66 for the second quarter and first six months of 2001, respectively, up 10% and 6% from $0.31 and $0.62 in the year-ago periods.

 FINANCIAL PERFORMANCE DATA
(000s, except per common share)
2Q                            2001        2000        Chg

Net income                    $54,902     $50,011     10%
---------------------------- ----------- ----------- ---------
Cash-basis net income*        $58,989     $53,892      9%
--------------------------------------------------------------
6 MOS.                        2001        2000        Chg
--------------------------------------------------------------
Net income                    $105,235    $100,142    5%
--------------------------------------------------------------
Cash-basis net income*        $113,469    $107,946    5%
--------------------------------------------------------------
Per Common Share
--------------------------------------------------------------
2Q                            2001        2000        Chg
--------------------------------------------------------------
Net income                    $0.34       $0.31       10%
--------------------------------------------------------------
Net income assuming           $0.34       $0.31       10%
dilution
--------------------------------------------------------------
Cash-basis net income*        $0.37       $0.33       12%
--------------------------------------------------------------
6 MOS.                        2001        2000        Chg
--------------------------------------------------------------
Net income                    $0.66       $0.62        6%
--------------------------------------------------------------
Net income assuming           $0.65       $0.61        7%
dilution
--------------------------------------------------------------
Cash-basis net income*        $0.71       $0.67        6%
--------------------------------------------------------------
* Excludes amortization of purchase accounting intangibles.

     During second-quarter 2001, the company strengthened the loan loss reserve with a loan loss provision that exceeded net charge-offs by $5.0 million. In addition, as the result of a proactive review of the valuation of its private-equity investments portfolio, the company took a writedown to recognize a $5.5 million permanent impairment. Hibernia also recognized a net gain of $10.4 million from the securitization of approximately $600 million of indirect auto loans. Plans for the securitization had been previously announced.
     Revenue growth remained strong. Revenues for the second quarter and first six months totaled $257.6 million and $491.8 million, respectively, up 17% and 15% from a year earlier. Excluding the net gain from the securitization, revenues for the second quarter and first six months were up 12% from year-ago periods.
     The net interest margin improved to 4.44% in the second quarter, compared to 4.27% a year earlier and 4.17% for first-quarter 2001. The declining rate environment had a positive impact on earnings because of the company's liability-sensitive balance sheet. The company continues to manage its balance sheet to minimize the impact of interest rate sensitivity.
     Net interest income was $167.8 million and $326.6 million for the second quarter and first six months of 2001, respectively, up 9% and 8% from year-earlier periods.
     Noninterest income reached $81.9 million and $150.8 million for the second quarter and first six months of 2001, respectively, up 38% and 28% from a year earlier. Excluding securities losses and adjusted for the net indirect auto securitization gain, noninterest income totaled $77.0 million and $149.8 million for the second quarter and first six months of 2001, up 22% and 23% from year-ago periods. On that same basis, adjusted for purchase transactions, noninterest income for the second quarter and first six months of 2001 grew approximately 16% and 15%, respectively, compared to year-ago periods. Excluding securities losses and adjusted for the indirect auto securitization gain, noninterest income as a percentage of revenues grew to 31% for second-quarter 2001, compared to 29% a year earlier. Noninterest income from insurance and investment banking, two of the company's newest business lines, was $7.6 million in second-quarter 2001, up 13% from $6.7 million in first-quarter 2001.
     Hibernia's focus on developing its sales culture continued to gain momentum and contributed to the company's progress in the second quarter. Hibernia further refined and expanded sales incentive programs and sales-tracking and analysis methodology and launched new training programs designed to improve the sales skills and product knowledge of its bankers.
      "By building a sales culture, we're strengthening our competitiveness and enhancing our ability to generate noninterest income, which is a key driver of profitability," said Herb Boydstun, president and chief executive officer. "Our employees understand that we have an opportunity to become the sales leader in our markets, but they also know that our sales philosophy must be relationship-driven, not product-driven. They're constantly learning and sharing best practices for identifying, understanding and meeting the financial needs of their customers. And they're making strides in knowing how to get the most out of technology as a sales and service tool."
      The mortgage-banking area once again achieved record results, closing $1.1 billion in loans in the second quarter, up 49% from the previous high of $728 million in first-quarter 2001. Mortgage banking-related noninterest income totaled $11.3 million, up 36% from the previous all-time high of $8.3 million in first-quarter 2001.

Asset  quality
o The loan loss provision totaled $27.0 million and $45.0 million for the second quarter and first six months of 2001, respectively, compared to $17.0 million and $33.3 million a year earlier. Provision expense exceeded net charge-offs by $7.7 million in the first half of 2001. The increase reflects management's commitment to maintaining strong reserves and the impact of a weakening economy. Management continues to project loan-loss provision expense to be in the $75 million to $85 million range for 2001.
o Nonperforming assets at June 30, 2001, were $69.0 million, compared to $105.8 million a year earlier and $84.5 million at March 31, 2001.
o Nonperforming loans at June 30, 2001, were $61.2 million, compared to $95.2 million a year earlier and $77.5 million at March 31, 2001. The change from the first quarter resulted primarily from loan sales of $18.5 million, charge-offs of $12.6 million and additions of $27.6 million in second-quarter 2001. The additions in the second quarter were the lowest since first-quarter 2000.
o The nonperforming asset ratio at the end of second-quarter 2001 was 0.61%, compared to 0.91% a year earlier and 0.71% at the end of first-quarter 2001.
o The nonperforming loan ratio at June 30, 2001, was 0.54%, compared to 0.82% a year earlier and 0.65% at March 31, 2001.
o The consumer delinquency ratio at the end of second-quarter 2001 was 0.79%, compared to 0.57% a year earlier and 0.69% at March 31,2001. The commercial and small-business delinquency ratios were 0.14% and 0.31%, respectively, at the end of second-quarter 2001, compared to 0.04% and 0.38% a year earlier and 0.31% and 0.55% at March 31, 2001.
o Reserve coverage of nonperforming loans was 292% at June 30, 2001, compared to 171% a year earlier and 233% at March 31, 2001.
o Reserve coverage of total loans at June 30, 2001, was 1.58%, compared to 1.40% a year earlier and 1.52% at March 31, 2001.
o The annualized net charge-off ratio for second-quarter 2001 was 0.74%, compared to 0.56% a year earlier and 0.51% for first-quarter 2001. The consumer net charge-off ratio was 0.48%, compared to 0.45% and 0.49%; commercial, 1.25%, compared to 0.85% and 0.39%; and small-business, 0.74%, compared to 0.34% and 0.72%.
o Shared national credits were $1.0 billion at June 30, 2001, down 33% from a year earlier and down 15% from March 31, 2001.
      Based on the current outlook for the year, management continues to expect that the company will exceed analysts' consensus earnings estimate of $1.33 per diluted common share for 2001.
      Actual earnings per share and provision expense for 2001 could differ materially from the forward-looking statements presented because of various factors, including, but not limited to, economic conditions, asset quality, interest rates, loan demand, changes in consumer spending, borrowing and savings habits,competition, government monetary policy, changes in laws and regulations, and changes in the assumptions used in making the forward-looking statements.

Additional results
      Deposits at June 30, 2001, were $12.7 billion, up 3% from a year earlier. Loans totaled $11.3 billion at June 30, 2001, down 3% from $11.6 billion a year earlier. Managed loans - total loans plus the approximately $600 million in indirect auto loans securitized during the quarter - grew 2% from a year earlier to $11.9 billion.
       "The indirect auto loan securitization helps to further diversify our loan portfolio and reduces our wholesale funding level," Boydstun said. "We'll continue to make indirect loans but not at such a level as in the past few years. We'll also continue to service the indirect loans in this securitization, enabling us to earn fee income."
      Other results included:
o Noninterest expense for the second quarter and first six months of 2001 was $137.3 million and $268.4 million, respectively, up 16% from year-earlier periods. Excluding purchase transactions, noninterest expense grew approximately 13% for the second quarter and approximately 11% for the first six months compared to a year earlier. Approximately 60% of these increases were in staff costs. In the second quarter of 2001, compared to the prior year, the increase in staff costs related primarily to $3.0 million in higher medical costs, $3.0 million in wage increases and $2.1 million in higher incentives.
o Returns on assets and common equity for second-quarter 2001 were 1.34% and 14.59%,respectively, compared to 1.27% and 14.90% a year earlier.
o The cash-basis efficiency ratio excluding the net indirect auto securitization gain for second-quarter 2001 was 53.54%, compared to 51.78% a year earlier and 53.79% for first-quarter 2001.
     A live audio Webcast of a conference call with analysts will be available beginning at 1 p.m. CT today on Hibernia's Internet site (www.hibernia.com) and through the following link:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=HIB&script=2400. The conference will be available in archived format at the same address until July
31.
      Hibernia, a Forbes 500 company, has $16.3 billion in assets and 262 locations in 34 Louisiana parishes, 16 Texas counties and two Mississippi counties. Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.

Statements contained herein that are not historical facts should be considered forward-looking with respect to Hibernia. Statements of this type speak only as of the date of this release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, asset quality, interest rates, loan demand, changes in consumer spending, borrowing and savings habits, competition, government monetary policy, changes in laws and regulations, and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the statements. Additional information on factors that might affect Hibernia's financial results is included in filings with the Securities and Exchange Commission.

FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                                 THREE MONTHS ENDED
                                              --------------------------------------------------------------------
($ in thousands, except per-share data)         June 30          June 30                  March 31
                                                 2001             2000        CHANGE        2001         CHANGE
                                              ------------     ------------  ----------- ------------   ----------

  Interest income                                $299,586         $302,534        (1)%      $314,221        (5)%
  Interest expense                                131,823          148,303       (11)        155,336       (15)
                                              ------------     ------------              ------------
      Net interest income                         167,763          154,231         9         158,885         6
  Provision for loan losses                        27,000           17,000        59          18,000        50
                                              ------------     ------------              ------------
      Net interest income after provision         140,763          137,231         3         140,885         -
                                              ------------     ------------              ------------
  Noninterest income:
      Service charges on deposits                  28,977           25,190        15          27,242         6
      Retail investment service fees                6,357            7,477       (15)          7,344       (13)
      Trust fees                                    6,700            7,239        (7)          6,677         -
      Mortgage loan origination and servicing fees  6,997            5,733        22           6,522         7
      Investment banking                            3,953            3,601        10           3,350        18
      Insurance                                     3,640              508       617           3,360         8
      Other service,collection and exchange charges12,433           10,436        19          11,863         5
      Other operating income                       18,324            2,954       520           6,433       185
      Securities gains (losses), net               (5,454)          (3,731)      (46)         (3,914)      (39)
                                              ------------     ------------              ------------
            Noninterest income                     81,927           59,407        38          68,877        19
                                              ------------     ------------              ------------
  Noninterest expense:
      Salaries and employee benefits               72,212           60,816        19          67,184         7
      Occupancy and equipment                      17,139           16,147         6          17,305        (1)
      Data processing                               7,872            7,754         2           7,946        (1)
      Amortization of intangibles                   8,185            6,643        23           7,884         4
      Advertising and promotional expense           4,466            3,770        18           4,249         5
      Stationery and supplies, postage and
          telecommunications                        6,017            5,103        18           5,732         5
      Other operating expense                      21,452           18,533        16          20,778         3
                                              ------------     ------------              ------------
            Noninterest expense                   137,343          118,766        16         131,078         5
                                              ------------     ------------              ------------
  Income before income taxes                       85,347           77,872        10          78,684         8
  Income tax expense                               30,445           27,861         9          28,351         7
                                              ------------     ------------              ------------
  Net income                                      $54,902          $50,011        10 %       $50,333         9 %
                                              ============     ============              ============
  Net income applicable to common shareholders    $53,402          $48,407        10 %       $48,833         9 %
                                              ============     ============              ============

  Net income per common share                       $0.34            $0.31        10 %         $0.31        10 %
  Net income per common share - assuming dilution   $0.34            $0.31        10 %         $0.31        10 %
  Return on average assets                           1.34 %           1.27 %       7 bp         1.21 %      13 bp
  Return on average common equity                   14.59 %          14.90 %     (31)bp        13.80 %      79 bp

  Cash basis financial data:
    Net income per common share                     $0.37            $0.33        12 %         $0.34         9 %
    Net income per common share - assuming dilution $0.36            $0.33         9 %         $0.34         6 %

FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS                                              SIX MONTHS ENDED
                                              -----------------------------------------------------------
($ in thousands, except per-share data)           June 30          June 30
                                                    2001             2000              CHANGE
                                              --------------   --------------       -------------

  Interest income                                $613,807         $586,590               5 %
  Interest expense                                287,159          284,041               1
                                              --------------   --------------
      Net interest income                         326,648          302,549               8
  Provision for loan losses                        45,000           33,250              35
                                              --------------   --------------
      Net interest income after provision         281,648          269,299               5
                                              --------------   --------------
  Noninterest income:
      Service charges on deposits                  56,219           49,267              14
      Retail investment service fees               13,701           15,382             (11)
      Trust fees                                   13,377           13,903              (4)
      Mortgage loan origination and servicing fees 13,519           10,973              23
      Investment banking                            7,303            3,601             103
      Insurance                                     7,000            1,126             522
      Other service,collection and exchange charges24,296           20,529              18
      Other operating income                       24,757            6,800             264
      Securities gains (losses), net               (9,368)          (3,701)           (153)
                                              --------------   --------------
            Noninterest income                    150,804          117,880              28
                                              --------------   --------------
  Noninterest expense:
      Salaries and employee benefits              139,396          117,101              19
      Occupancy and equipment                      34,444           32,156               7
      Data processing                              15,818           15,847               -
      Amortization of intangibles                  16,069           13,273              21
      Advertising and promotional expense           8,715            7,537              16
      Stationery and supplies, postage and
          telecommunications                       11,749           10,534              12
      Other operating expense                      42,230           35,379              19
                                              --------------   --------------
            Noninterest expense                   268,421          231,827              16
                                              --------------   --------------
  Income before income taxes                      164,031          155,352               6
  Income tax expense                               58,796           55,210               6
                                              --------------   --------------
  Net income after income taxes                  $105,235         $100,142               5
  Cumulative effect of accounting change
                                              --------------   --------------
  Net income                                     $105,235         $100,142               5 %
                                              ==============   ==============
  Net income applicable to common shareholders   $102,235          $96,813               6 %
                                              ==============   ==============

  Net income per common share                       $0.66            $0.62               6 %
  Net income per common share - assuming dilution   $0.65            $0.61               7 %
  Return on average assets                           1.27 %           1.29 %            (2)bp
  Return on average common equity                   14.20 %          14.99 %           (79)bp

 Cash basis financial data:
    Net income per common share                     $0.71            $0.67               6 %
    Net income per common share - assuming dilution $0.70            $0.66               6 %

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS                                                                        THREE MONTHS ENDED
                                                  ----------------------------------------------------------------------------------
($ in thousands, except per-share data)            June 30          March 31        December 31        September 30       June 30
                                                    2001              2001             2000               2000             2000
                                                  ------------      ------------    ------------       ------------    -----------

  Interest income                                   $299,586          $314,221        $318,046           $312,683        $302,534
  Interest expense                                   131,823           155,336         163,987            158,732         148,303
                                                  ------------      ------------    ------------       ------------    ------------
      Net interest income                            167,763           158,885            154,059         153,951         154,231
  Provision for loan losses                           27,000            18,000             70,000          17,400          17,000
                                                  ------------      ------------       ------------    ------------    ------------
      Net interest income after provision            140,763           140,885             84,059         136,551         137,231
                                                  ------------      ------------       ------------    ------------    ------------
  Noninterest income:
      Service charges on deposits                     28,977            27,242             27,361          26,296          25,190
      Retail investment service fees                   6,357             7,344              5,960           6,922           7,477
      Trust fees                                       6,700             6,677              6,634           6,369           7,239
      Mortgage loan origination and servicing fees     6,997             6,522              6,093           5,762           5,733
      Investment banking                               3,953             3,350              3,209           2,420           3,601
      Insurance                                        3,640             3,360              2,930           3,033             508
      Other service, collection and exchange charges  12,433            11,863             11,192          10,596          10,436
      Other operating income                          18,324             6,433              3,431           2,817           2,954
      Securities gains (losses), net                  (5,454)           (3,914)              (231)             11          (3,731)
                                                  ------------      ------------       ------------    ------------    ------------
            Noninterest income                        81,927            68,877             66,579          64,226          59,407
                                                  ------------      ------------       ------------    ------------    ------------
  Noninterest expense:
      Salaries and employee benefits                  72,212            67,184             65,916          62,696          60,816
      Occupancy and equipment                         17,139            17,305             17,508          16,050          16,147
      Data processing                                  7,872             7,946              7,208           6,615           7,754
      Amortization of intangibles                      8,185             7,884              9,331           7,115           6,643
      Advertising and promotional expense              4,466             4,249              3,985           3,282           3,770
      Stationery and supplies, postage and
          telecommunications                           6,017             5,732              5,475           4,900           5,103
      Other operating expense                         21,452            20,778             15,556          18,614          18,533
                                                  ------------      ------------       ------------    ------------    ------------
            Noninterest expense                      137,343           131,078            124,979         119,272         118,766
                                                   ------------      ------------      ------------    ------------    ------------
  Income before income taxes                          85,347            78,684             25,659          81,505          77,872
  Income tax expense                                  30,445            28,351              8,231          28,442          27,861
                                                   ------------      ------------      ------------    ------------    ------------
  Net income                                         $54,902           $50,333            $17,428         $53,063         $50,011
                                                   ============      ============      ============    ============    ============
  Net income applicable to common shareholders       $53,402           $48,833            $15,928         $51,459         $48,407
                                                   ============      ===========       ============    ============    ============

  Net income per common share                          $0.34             $0.31              $0.10           $0.33           $0.31
  Net income per common share - assuming dilution      $0.34             $0.31              $0.10           $0.33           $0.31
  Return on average assets                              1.34 %            1.21 %             0.43 %          1.32 %          1.27 %
  Return on average common equity                      14.59 %           13.80 %             4.59 %         15.30 %         14.90 %

  Cash basis financial data:
    Net income per common share                        $0.37             $0.34              $0.13           $0.36           $0.33
    Net income per common share - assuming dilution    $0.36             $0.34              $0.13           $0.35           $0.33

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES                                                  THREE MONTHS ENDED
                                                    ------------------------------------------------
($ in millions)                                       June 30            June 30          CHANGE
                                                        2001              2000
                                                    -------------     --------------    ------------
  Assets
    Cash and due from banks                               $493.3             $475.8            4 %
    Short-term investments                                 133.4              106.9           25
    Securities                                           3,127.9            3,113.7            -
    Mortgage loans held for sale                           299.1               79.0          279
    Loans                                               11,808.4           11,423.2            3
        Reserve for loan losses                           (180.4)            (165.0)           9
                                                    -------------     --------------
             Loans, net                                 11,628.0           11,258.2            3
    Other assets                                           766.3              754.9            2
                                                    -------------     --------------
        Total assets                                   $16,448.0          $15,788.5            4 %
                                                    =============     ==============

  Liabilities
    Noninterest-bearing deposits                        $2,170.6           $2,096.6            4 %
    Interest-bearing deposits                           10,415.7            9,985.8            4
                                                    -------------     --------------
        Total deposits                                  12,586.3           12,082.4            4
    Short-term borrowings                                  955.0            1,293.7          (26)
    Other liabilities                                      212.0              175.1           21
    Federal Home Loan Bank advances                      1,143.5              844.5           35
                                                    -------------     --------------
        Total liabilities                               14,896.8           14,395.7            3

  Shareholders' equity                                   1,551.2            1,392.8           11
                                                    -------------     --------------
        Total liabilities and shareholders' equity     $16,448.0          $15,788.5            4 %
                                                    =============     ==============


FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES                                                          SIX MONTHS ENDED
                                                    ------------------------------------------------
($ in millions)                                         June 30          June 30           CHANGE
                                                          2001              2000
                                                    --------------   ---------------    ------------
  Assets
    Cash and due from banks                               $507.5            $496.1             2 %
    Short-term investments                                 148.0             151.7            (2)
    Securities                                           3,140.9           3,025.6             4
    Mortgage loans held for sale                           234.9              77.0           205
    Loans                                               11,959.8          11,198.4             7
        Reserve for loan losses                           (179.7)           (161.6)           11
                                                    --------------   ---------------
             Loans, net                                 11,780.1          11,036.8             7
    Other assets                                           765.4             751.6             2
                                                    --------------   ---------------
        Total assets                                   $16,576.8         $15,538.8             7 %
                                                    ==============   ===============

  Liabilities
    Noninterest-bearing deposits                        $2,129.8          $2,066.5             3 %
    Interest-bearing deposits                           10,352.3           9,912.6             4
                                                    --------------   ---------------
        Total deposits                                  12,482.1          11,979.1             4
    Short-term borrowings                                1,215.2           1,157.4             5
    Other liabilities                                      217.6             169.7            28
    Federal Home Loan Bank advances                      1,134.8             844.6            34
                                                    --------------   ---------------
        Total liabilities                               15,049.7          14,150.8             6

  Shareholders' equity                                   1,527.1           1,388.0            10
                                                    --------------   ---------------
        Total liabilities and shareholders' equity     $16,576.8         $15,538.8             7 %
                                                    ==============   ===============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES                                   June 30              June 30
($ in millions)                                         2001                2000               CHANGE
                                                    --------------     ---------------    ---------------
  Assets
    Cash and due from banks                               $517.8               $513.5               1 %
    Short-term investments                                 452.8                103.9             336
    Securities                                           3,112.4              3,076.5               1
    Mortgage loans held for sale                           327.2                 68.4             378
    Loans:
        Commercial                                       3,101.3              3,601.3             (14)
        Small business                                   2,482.7              2,393.8               4
        Consumer                                         5,702.2              5,596.6               2
                                                    -------------       --------------
            Total loans                                 11,286.2             11,591.7              (3)
        Reserve for loan losses                           (178.6)              (162.7)             10
                                                    -------------       --------------
             Loans, net                                 11,107.6             11,429.0              (3)
    Other assets                                           788.8                771.0               2
                                                    -------------       --------------
        Total assets                                   $16,306.6            $15,962.3               2 %
                                                    =============       ==============

  Liabilities
    Noninterest-bearing deposits                        $2,231.8             $2,139.4               4 %
    Interest-bearing deposits                           10,447.2             10,122.4               3
                                                    -------------       --------------
        Total deposits                                  12,679.0             12,261.8               3
    Short-term borrowings                                  740.1              1,274.6             (42)
    Other liabilities                                      176.8                166.2               6
    Federal Home Loan Bank advances                      1,143.4                844.4              35
                                                    -------------       --------------
        Total liabilities                               14,739.3             14,547.0               1
                                                    -------------       --------------
  Shareholders' equity
    Preferred stock                                         87.0                 93.0              (6)
    Common stock                                           310.5                308.9               1
    Surplus                                                438.1                429.7               2
    Retained earnings                                      780.5                690.3              13
   Treasury stock                                          (35.9)               (18.9)             90
    Accumulated other comprehensive
           income                                           18.0                (53.0)            134
    Unearned compensation                                  (30.9)               (34.7)            (11)
                                                    -------------       --------------
        Total shareholders' equity                       1,567.3              1,415.3              11
                                                    -------------       --------------
        Total liabilities and shareholders' equity     $16,306.6            $15,962.3               2 %
                                                    =============       ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES                                  March 31
($ in millions)                                        2001                          CHANGE
                                                   --------------               ---------------
  Assets
    Cash and due from banks                               $521.1                       (1)%
    Short-term investments                                  99.6                      355
    Securities                                           3,263.2                       (5)
    Mortgage loans held for sale                           299.1                        9
    Loans:
        Commercial                                       3,295.3                       (6)
        Small business                                   2,432.3                        2
        Consumer                                         6,189.1                       (8)
                                                   --------------
            Total loans                                 11,916.7                       (5)
        Reserve for loan losses                           (180.8)                      (1)
                                                   --------------
             Loans, net                                 11,735.9                       (5)
    Other assets                                           759.5                        4
                                                   --------------
        Total assets                                   $16,678.4                       (2)%
                                                   ==============

  Liabilities
    Noninterest-bearing deposits                        $2,206.3                        1 %
    Interest-bearing deposits                           10,494.2                        -
                                                   --------------
        Total deposits                                  12,700.5                        -
    Short-term borrowings                                1,048.4                      (29)
    Other liabilities                                      256.1                      (31)
    Federal Home Loan Bank advances                      1,143.6                        -
                                                   --------------
        Total liabilities                               15,148.6                       (3)
                                                   --------------
  Shareholders' equity
    Preferred stock                                         87.0                        -
    Common stock                                           309.6                        -
    Surplus                                                434.6                        1
    Retained earnings                                      747.2                        4
   Treasury stock                                          (35.9)                       -
    Accumulated other comprehensive
           income                                           18.2                       (1)
    Unearned compensation                                  (30.9)                       -
                                                   --------------
        Total shareholders' equity                       1,529.8                        2
                                                   --------------
        Total liabilities and shareholders' equity     $16,678.4                       (2)%
                                                   ==============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES                                 June 30          March 31       December 31      September 30        June 30
($ in millions)                                       2001             2001            2000             2000               2000
                                                  -------------    -------------   -------------    -------------      -------------
  Assets
    Cash and due from banks                             $517.8           $521.1          $635.2           $488.3           $513.5
    Short-term investments                               452.8             99.6           185.2             88.2            103.9
    Securities                                         3,112.4          3,263.2         3,048.9          3,078.1          3,076.5
    Mortgage loans held for sale                         327.2            299.1           123.7            117.3             68.4
    Loans:
        Commercial                                     3,101.3          3,295.3         3,501.6          3,554.8          3,601.3
        Small business                                 2,482.7          2,432.3         2,396.0          2,389.8          2,393.8
        Consumer                                       5,702.2          6,189.1         6,227.1          5,894.2          5,596.6
                                                  -------------    -------------   -------------    -------------    -------------
            Total loans                               11,286.2         11,916.7        12,124.7         11,838.8         11,591.7
        Reserve for loan losses                         (178.6)          (180.8)         (178.3)          (162.7)          (162.7)
                                                  -------------    -------------   -------------    -------------    -------------
             Loans, net                               11,107.6         11,735.9        11,946.4         11,676.1         11,429.0
    Other assets                                         788.8            759.5           758.6            791.1            771.0
                                                  -------------    -------------   -------------    -------------    -------------
        Total assets                                 $16,306.6        $16,678.4       $16,698.0        $16,239.1        $15,962.3
                                                  =============    =============   =============    =============    =============

  Liabilities
    Noninterest-bearing deposits                      $2,231.8         $2,206.3        $2,243.0         $2,181.6         $2,139.4
    Interest-bearing deposits                         10,447.2         10,494.2        10,449.7         10,034.8         10,122.4
                                                  -------------    -------------   -------------    -------------      -------------
        Total deposits                                12,679.0         12,700.5        12,692.7         12,216.4         12,261.8
    Short-term borrowings                                740.1          1,048.4         1,310.5          1,335.2          1,274.6
    Other liabilities                                    176.8            256.1           171.1            175.6            166.2
    Federal Home Loan Bank advances                    1,143.4          1,143.6         1,044.0          1,044.             844.4
                                                  -------------    -------------   -------------    -------------      -------------
        Total liabilities                             14,739.3         15,148.6        15,218.3         14,771.4         14,547.0
                                                  -------------    -------------   -------------    -------------      -------------
  Shareholders' equity
    Preferred stock                                       87.0             87.0            87.0             93.0             93.0
    Common stock                                         310.5            309.6           309.1            309.0            308.9
    Surplus                                              438.1            434.6           432.4            431.9            429.7
    Retained earnings                                    780.5            747.2           718.7            723.1            690.3
   Treasury stock                                        (35.9)           (35.9)          (35.9)           (21.2)           (18.9)
    Accumulated other comprehensive
           income                                         18.0             18.2            (0.7)           (33.4)           (53.0)
    Unearned compensation                                (30.9)           (30.9)          (30.9)           (34.7)           (34.7)
                                                  -------------    -------------   -------------    -------------      -------------
        Total shareholders' equity                     1,567.3          1,529.8         1,479.7          1,467.7          1,415.3
                                                  -------------    -------------   -------------    -------------      -------------
        Total liabilities and shareholders'
        equity                                       $16,306.6        $16,678.4       $16,698.0        $16,239.1          $15,962.3
                                                  =============    =============    ============    =============      =============

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA                              2Q 2001          1Q 2001        4Q 2000          3Q 2000           2Q 2000
                                                   --------------  -------------  --------------    --------------   -------------
    Net income per common share                         $0.34            $0.31           $0.10         $0.33             $0.31
    Net income per common share - assuming dilution     $0.34            $0.31           $0.10         $0.33             $0.31
    Return on average assets                             1.34 %           1.21 %          0.43 %        1.32 %            1.27 %
    Return on average common equity                     14.59 %          13.80 %          4.59 %       15.30 %           14.90 %
    Return on average total equity                      14.16 %          13.40 %          4.73 %       14.76 %           14.36 %
    Net interest margin--taxable equivalent              4.44 %           4.17 %          4.11 %        4.19 %            4.27 %
    Efficiency ratio                                    53.32 %          55.97 %         55.92 %       54.01 %           53.99 %
    Common shares outstanding (000s)                  158,453          157,965         157,729       158,984           159,129
    Average common shares outstanding (000s)*         155,905          155,443         155,758       156,427           156,937
    Average common shares outstanding (000s)
          - assuming dilution*                        158,736          157,469         157,219       157,964           158,363
    Book value per common share                         $9.49            $9.28           $8.97         $8.80             $8.45
    Average equity as a % of average assets              9.43 %           8.99 %          9.04 %        8.98 %            8.82 %
    Leverage ratio                                       8.09 %           7.70 %          7.65 %        7.88 %            7.90 %
    Cash basis financial data**
        Net income per common share                     $0.37            $0.34           $0.13         $0.36             $0.33
        Net income per common share - assuming dilution $0.36            $0.34           $0.13         $0.35             $0.33
        Return on average assets                        1.45 %           1.32 %          0.54 %         1.45 %            1.38 %
        Return on average common equity                18.26 %          17.57 %          6.87 %        19.78 %           18.89 %
        Efficiency ratio                               51.38 %          53.79 %         53.57 %        51.56 %           51.78 %
        Average equity as a % of average assets         8.29 %           7.84 %          7.83 %         7.73 %            7.70 %

CREDIT QUALITY DATA
($ in thousands)
    Nonperforming loans                              $61,179          $77,464         $81,955       $105,518           $95,160
    Foreclosed assets                                  6,647            4,475           4,267          7,567             7,283
    Excess bank-owned property                         1,148            2,573           2,586          2,597             3,389
                                                  --------------  -------------    --------------  --------------    -------------
        Total nonperforming assets                   $68,974          $84,512         $88,808       $115,682          $105,832
                                                  ==============  =============    ==============  ==============    =============
    Loans 90 days or more past due                    $6,934           $7,615          $8,898         $6,280            $5,926
    Provision for loan losses                        $27,000          $18,000         $70,000        $17,400           $17,000
    Net charge-offs                                  $21,992          $15,352         $54,451        $17,451           $15,901
    Reserve for loan losses                         $178,618         $180,778        $178,253       $162,704          $162,757
    Net charge-offs as a % of average loans             0.74 %           0.51 %          1.82 %         0.60 %            0.56 %
    Reserves as a % of total loans                      1.58 %           1.52 %          1.47 %         1.37 %            1.40 %
    Reserves as a % of nonperforming loans            291.96 %         233.37 %        217.50 %       154.20 %          171.04 %
    Nonperforming loan ratio                            0.54 %           0.65 %          0.68 %         0.89 %            0.82 %
    Nonperforming asset ratio                           0.61 %           0.71 %          0.73 %         0.98 %            0.91 %

*    net of uncommitted ESOP shares
**  net of purchase accounting intangibles and amortization

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST                                                     THREE MONTHS ENDED
                                                     ------------------------------------------------------------------------
AND RATES                                            June 30, 2001                            March 31, 2001
                                                     ----------------------------------       -------------------------------
(Average balances $ in millions,                      Average                                  Average
taxable-equivalent interest $ in thousands)           Balance      Interest     Rate           Balance     Interest      Rate
                                                     ----------------------------------       -------------------------------
Assets
   Interest-earning assets:
       Loans                                          $11,808.4     $246,720    8.38 %         $12,112.9    $261,908    8.75
       Securities                                       3,127.9       48,905    6.26             3,154.0      49,580    6.29
       Short-term investments                             133.4        1,369    4.12               162.7       2,328    5.80
       Mortgage loans held for sale                       299.1        5,023    6.72               169.9       2,923    6.88
                                                     -----------  -----------                 -----------  ----------
                                                                  -----------
           Total interest-earning assets               15,368.8     $302,017    7.88 %          15,599.5    $316,739    8.21
                                                                  -----------                              ----------
   Reserve for loan losses                               (180.4)                                  (179.1)
   Noninterest-earning assets                           1,259.6                                  1,286.7
                                                     -----------                              -----------
           Total assets                               $16,448.0                                $16,707.1
                                                     ===========                              ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts               $5,042.5      $36,208    2.88 %          $4,890.4     $42,405    3.52
       Other consumer time deposits                     2,844.7       38,206    5.39             2,899.7      40,262    5.63
       Public fund certificates of deposit
          of $100,000 or more                             857.4       10,971    5.13               840.7      12,523    6.04
       Certificates of deposit of $100,000 or more      1,083.0       15,859    5.87             1,105.6      16,951    6.22
       Foreign time deposits                              588.1        5,822    3.97               551.8       7,182    5.28
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing deposits             10,415.7      107,066    4.12            10,288.2     119,323    4.70
       Short-term borrowings                              955.0        9,943    4.18             1,478.4      20,075    5.51
       Federal Home Loan Bank advances                  1,143.5       14,814    5.20             1,126.0      15,938    5.74
                                                     -----------  -----------                 -----------  ----------
           Total interest-bearing liabilities          12,514.2     $131,823    4.23 %          12,892.6    $155,336    4.89
                                                     -----------  -----------                 -----------  ----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                     2,170.6                                  2,088.5
       Other liabilities                                  212.0                                    223.3
                                                     -----------                              -----------
           Total noninterest-bearing liabilities        2,382.6                                  2,311.8
                                                     -----------                              -----------
   Total shareholders' equity                           1,551.2                                  1,502.7
                                                     -----------                              -----------
           Total liabilities and shareholders' equity $16,448.0                                $16,707.1
                                                     ===========                              ===========
Net interest income/margin                                          $170,194    4.44 %                      $161,403    4.17
                                                                  ===========                              ==========

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST
AND RATES                                                                                THREE MONTHS ENDED(Cont.)
                                                               -----------------------------------------------------------------
                                                                June 30, 2000
                                                               -----------------------------------------------------------------
(Average balances $ in millions,                                  Average
taxable-equivalent interest $ in thousands)                       Balance                   Interest                 Rate
                                                               -----------------------------------------------------------------
Assets
   Interest-earning assets:
       Loans                                                        $11,423.2                  $249,809              8.79   %
       Securities                                                     3,113.7                    52,085              6.69
       Short-term investments                                           106.9                     1,678              6.31
       Mortgage loans held for sale                                      79.0                     1,564              7.92
                                                               ---------------            --------------
           Total interest-earning assets                             14,722.8                  $305,136              8.32   %
                                                                                          --------------
   Reserve for loan losses                                             (165.0)
   Noninterest-earning assets                                         1,230.7
                                                               ---------------
           Total assets                                             $15,788.5
                                                               ===============

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts                             $4,529.5                   $40,765             3.62   %
       Other consumer time deposits                                   2,922.9                    38,236             5.26
       Public fund certificates of deposit
          of $100,000 or more                                         1,035.8                    15,539             6.03
       Certificates of deposit of $100,000 or more                    1,134.5                    16,590             5.88
       Foreign time deposits                                            363.1                     5,331             5.91
                                                               ---------------            --------------
           Total interest-bearing deposits                            9,985.8                   116,461             4.69
       Short-term borrowings                                          1,293.7                    19,832             6.17
       Federal Home Loan Bank advances                                  844.5                    12,010             5.72
                                                               ---------------            --------------
           Total interest-bearing liabilities                        12,124.0                  $148,303             4.92   %
                                                               ---------------            --------------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                                   2,096.6
       Other liabilities                                                175.1
                                                               ---------------
           Total noninterest-bearing liabilities                      2,271.7
                                                               ---------------
   Total shareholders' equity                                         1,392.8
                                                               ---------------
           Total liabilities and shareholders' equity               $15,788.5
                                                               ===============
Net interest income/margin                                                                     $156,833             4.27   %
                                                                                          ==============

FINANCIAL INFORMATION (Cont.)
AVERAGE BALANCES, INTEREST                                                                    SIX MONTHS ENDED
AND RATES                                        June 30, 2001                                               June 30, 2000
                                              -----------------------------------------         ------------------------------------
(Average balances $ in millions,                  Average                                          Average
taxable-equivalent interest $ in thousands)       Balance         Interest       Rate              Balance      Interest      Rate
                                              -----------------------------------------         ------------------------------------
Assets
   Interest-earning assets:
       Loans                                     $11,959.8        $508,627       8.57 %         $11,198.4       $484,148      8.69 %
       Securities                                  3,140.9          98,486       6.27             3,025.6        100,266      6.63
       Short-term investments                        148.0           3,697       5.04               151.7          4,507      5.97
       Mortgage loans held for sale                  234.9           7,946       6.77                77.0          2,920      7.59
                                                ------------     -----------                   -----------     -----------
           Total interest-earning assets          15,483.6        $618,756       8.04 %          14,452.7       $591,841      8.22 %
   Reserve for loan losses                          (179.7)      -----------                       (161.6)
   Noninterest-earning assets                      1,272.9                                        1,247.7
                                                ------------                                   -----------
           Total assets                          $16,576.8                                      $15,538.8
                                                ============                                   ===========

Liabilities and shareholders' equity
   Interest-bearing liabilities:
       NOW/Money market/Savings accounts          $4,966.9         $78,613       3.19 %          $4,533.3        $80,784      3.58 %
       Other consumer time deposits                2,872.0          78,468       5.51             2,915.8         74,787      5.16
       Public fund certificates of deposit
          of $100,000 or more                        849.1          23,494       5.58             1,004.4         29,020      5.81
       Certificates of deposit of $100,000 or more 1,094.2          32,811       6.05             1,115.6         32,086      5.78
       Foreign time deposits                         570.1          13,003       4.60               343.5          9,597      5.62
                                                -----------     -----------                    -----------    -----------
           Total interest-bearing deposits        10,352.3         226,389       4.41             9,912.6        226,274      4.59
       Short-term borrowings                       1,215.2          30,018       4.98             1,157.4         33,787      5.87
       Federal Home Loan Bank advances             1,134.8          30,752       5.46               844.6         23,980      5.71
                                                ------------     -----------                   -----------    -----------
           Total interest-bearing liabilities     12,702.3        $287,159       4.56 %          11,914.6       $284,041      4.79 %
                                                ------------     -----------                   -----------    -----------
   Noninterest-bearing liabilities:
       Noninterest-bearing deposits                2,129.8                                        2,066.5
       Other liabilities                             217.6                                          169.7
                                                ------------                                   -----------
           Total noninterest-bearing liabilities   2,347.4                                        2,236.2
                                                 ------------                                  -----------
   Total shareholders' equity                       1,527.1                                       1,388.0
                                                 ------------                                  -----------
           Total liabilities and shareholders'
           equity                                 $16,576.8                                      $15,538.8
                                                 ============                                   ===========
Net interest income/margin                                        $331,597       4.30 %                         $307,800      4.27 %
                                                                 ===========                                   ===========